UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 10, 2026

Picard Medical, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-42801	86-3212894
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1992 E Silverlake Tucson AZ, 85713
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (520) 545-1234

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	PMI	The NYSE American, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On March 10, 2026, Picard Medical, Inc. (the “Company”) held a special meeting of stockholders virtually, via live webcast (the “Special Meeting”), in accordance with the Company’s Proxy Statement filed with the SEC on February 19, 2026 (the “Proxy Statement”). As of the close of business on February 6, 2026, the record date for the Special Meeting, there were 73,701,176 shares of common stock outstanding and entitled to vote, as a single class, on the proposals described below. As of the record date, approximately 57.16% of the total shares outstanding and entitled to vote were represented in person via internet webcast or by proxy at the Special Meeting. The final voting results were as follows:

1.	To adopt and approve an amendment to our Second Amended and Restated Certificate of Incorporation to increase the total number of authorized shares of the Company’s capital stock from 180,000,000 to 330,000,000, which includes an increase in the number of authorized shares of the Company’s common stock from 150,000,000 to 300,000,000:

Votes For	Votes Against	Abstentions
41,731,889	395,329	1,851

2.	To approve the issuance of additional shares of the Company’s common stock in an amount exceeding 20% of the Company’s outstanding shares pursuant to that certain securities purchase agreement by and among the Company, HT Investments MA LLC and High Trail Special Situations LLC, for purposes of complying with NYSE American Rule 713:

Votes For	Votes Against	Abstentions
41,715,455	319,789	1,509

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Picard Medical, Inc.

By:	/s/ Patrick NJ Schnegelsberg
	Name:	Patrick NJ Schnegelsberg
	Title:	Chief Executive Officer

Dated: March 16, 2026

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